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                                   SCHEDULE A
                             AS REVISED MAY 9, 2001
                                       TO
                               ADVISORY AGREEMENT
                             DATED NOVEMBER 1, 1999
                                     BETWEEN
                              WT INVESTMENT TRUST I
                                       AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                           Premier Money Market Series
                            Prime Money Market Series
                              U.S Government Series
                                Tax-Exempt Series
                         Short/Intermediate Bond Series
                            Intermediate Bond Series
                              Municipal Bond Series
                              Large Cap Core Series
                              Small Cap Core Series
                       International Multi-Manager Series
                               WT Balanced Series


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                                   SCHEDULE B
                             AS REVISED MAY 9, 2001
                                       TO
                               ADVISORY AGREEMENT
                             DATED NOVEMBER 1, 1999
                                     BETWEEN
                              WT INVESTMENT TRUST I
                                       AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                                        ANNUAL FEE AS A % OF
SERIES                                  AVERAGE DAILY NET ASSETS
------                                  ------------------------
PREMIER MONEY MARKET SERIES             .20% of the Series' average daily net
                                        assets.

PRIME MONEY MARKET SERIES               .47% of the Series' first $1 billion of
                                        average daily net assets; .43% of the
                                        Series' next $500 million of average
                                        daily net assets; .40% of the Series'
                                        next $500 million of average daily net
                                        assets; and .37% of the Series' average
                                        daily net assets in excess of $2
                                        billion.

U.S. GOVERNMENT SERIES                  .47% of the Series' first $1 billion of
                                        average daily net assets; .43% of the
                                        Series' next $500 million of average
                                        daily net assets; .40% of the Series'
                                        next $500 million of average daily net
                                        assets; and .37% of the Series' average
                                        daily net assets in excess of $2
                                        billion.

TAX - EXEMPT SERIES                     .47% of the Series' first $1 billion of
                                        average daily net assets; .43% of the
                                        Series' next $500 million of average
                                        daily net assets; .40% of the Series'
                                        next $500 million of average daily net
                                        assets; and .37% of the Series' average
                                        daily net assets in excess of $2
                                        billion.

SHORT/INTERMEDIATE SERIES               .35% of the Series' first $1 billion of
                                        average daily net assets; .30% of the
                                        Series' next $1 billion of average daily net assets; and .25% of the Series' average daily net assets over $2 billion.

INTERMEDIATE BOND SERIES                .35% of the Series' first $1 billion of
                                        average daily net assets; .30% of the
                                        Series' next $1 billion of average daily net assets; and .25% of the Series' average daily net assets over $2 billion.


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MUNICIPAL BOND SERIES                   .35% of the Series' first $1 billion of
                                        average daily net assets; .30% of the
                                        Series' next $1 billion of average daily net assets; and .25% of the Series' average daily net assets over $2 billion.

LARGE CAP CORE SERIES                   .70% of the Series' first $1 billion of
                                        average daily net assets; .65% of the
                                        Series' next $1 billion of average daily net assets; and .60% of the Series' average daily net assets over $2 billion.

SMALL CAP CORE SERIES                   .60% of the Series' first $1 billion of
                                        average daily net assets; .55% of the
                                        Series' next $1 billion of average daily net assets; and .50% of the Series' average daily net assets over $2 billion.

INTERNATIONAL MULTI-MANAGER SERIES      .65% of the Series average daily net
                                        assets.

WT BALANCED SERIES                      .70% of the Series' first $1 billion of
                                        average daily net assets; .65% of the
                                        Series' next $1 billion of average daily net assets; and .60% of the Series' average daily net assets over $2 billion.